RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS11 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS11
--------------------------------------------------------------------------------
        $ 3,153,636                 0.00%            CLASS A-P CERTIFICATES

                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 25, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 25, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                          CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                      PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL       MORTGAGE      PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                              LOANS          BALANCE         LOANS         BALANCE        RATIO
------------------------------------------  --------------  --------------  ------------   ------------  ------------
499 or less ..............................              36  $  5,182,485          1.35%  $    143,958          84.07%
500 - 519 ................................              18     4,154,779          1.08        230,821          82.09
520 - 539 ................................              24     3,020,481          0.79        125,853          82.82
540 - 559 ................................              15     2,501,378          0.65        166,759          77.74
560 - 579 ................................              26     4,327,608          1.13        166,446          82.42
580 - 599 ................................              34     4,898,144          1.28        144,063          77.71
600 - 619 ................................              46     6,445,161          1.68        140,112          77.96
620 - 639 ................................              61     9,605,644          2.50        157,470          78.34
640 - 659 ................................              81    11,903,931          3.10        146,962          78.20
660 - 679 ................................             156    24,498,066          6.39        157,039          77.44
680 - 699 ................................             213    38,196,567          9.96        179,327          76.31
700 - 719 ................................             223    38,244,931          9.97        171,502          74.67
720 - 739 ................................             232    40,985,250         10.69        176,661          71.74
740 - 759 ................................             267    46,837,543         12.21        175,422          73.27
760 - 779 ................................             311    53,560,993         13.96        172,222          72.60
780 - 799 ................................             302    52,691,969         13.74        174,477          71.41
800 or greater ...........................             195    34,811,221          9.08        178,519          67.17
                                            --------------  ------------  ------------   ------------   ------------
Subtotal with Credit Score ...............           2,240  $381,866,151         99.56%  $    170,476          73.78%
Not Available ............................              12     1,703,263          0.44        141,939          58.06
                                            --------------  ------------  ------------   ------------   ------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324          73.71%
                                            ==============  ============  ============

         The minimum and maximum credit scores of the mortgage loans were 409 and 842, respectively, and the weighted average credit score of the mortgage loans was 724.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.




                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Primary Residence ........................           1,383  $277,936,952         72.46%  $    200,967           718          74.43%
Second/Vacation ..........................              31     7,548,777          1.97        243,509           737          65.74
Non-Owner Occupied .......................             838    98,083,685         25.57        117,045           740          72.28
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========

                                                   PURPOSE OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Purchase .................................             667  $103,980,803         27.11%  $    155,893           729          80.68%
Rate/Term Refinance ......................             643   111,631,816         29.10        173,611           732          69.30
Equity Refinance .........................             942   167,956,796         43.79        178,298           716          72.33
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========


                                                      MORTGAGED PROPERTY TYPES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                   LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Single-family detached ...................           1,600  $271,407,189         70.76%  $    169,629           722          73.60%
Two-to-four family units .................             283    45,289,475         11.81        160,033           734          73.91
Planned Unit Developments (detached) .....             167    38,570,439         10.06        230,961           724          73.68
Condo Low-Rise (less than 5 stories) .....             119    14,360,879          3.74        120,680           727          75.18
Planned Unit Developments (attached) .....              39     5,852,959          1.53        150,076           738          74.57
Townhouse ................................              26     5,770,151          1.50        221,929           735          71.96
Condo High-Rise (9 stories or more) ......               9     1,429,993          0.37        158,888           714          75.89
Condo Mid-Rise (5 to 8 stories) ..........               4       463,289          0.12        115,822           722          81.56
Manufactured Home ........................               5       425,040          0.11         85,008           730          71.80
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========

                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Alaska ...................................               3  $    440,977          0.11%  $    146,992           710          82.84%
Alabama ..................................              38     4,655,067          1.21        122,502           705          78.58
Arkansas .................................               2       154,761          0.04         77,381           641          87.98
Arizona ..................................             108    12,983,359          3.38        120,216           732          76.92
California ...............................             430   106,473,863         27.76        247,614           748          68.07
Colorado .................................              92    16,615,357          4.33        180,602           729          72.89
Connecticut ..............................              28     5,309,398          1.38        189,621           721          73.63
District of Columbia .....................               4     1,062,255          0.28        265,564           695          61.17
Delaware .................................               4       619,356          0.16        154,839           719          71.81
Florida ..................................             159    27,363,964          7.13        172,100           711          75.32
Georgia ..................................              67    10,756,319          2.80        160,542           702          77.60
Hawaii ...................................               8     1,371,987          0.36        171,498           749          72.62
Iowa .....................................               8       766,573          0.20         95,822           687          81.48
Idaho ....................................              19     2,658,171          0.69        139,904           736          75.61
Illinois .................................              61     8,593,242          2.24        140,873           708          74.10
Indiana ..................................              38     2,599,268          0.68         68,402           686          75.67
Kansas ...................................               7       681,237          0.18         97,320           718          78.62
Kentucky .................................              18     1,585,525          0.41         88,085           748          82.88
Louisiana ................................               9     1,035,775          0.27        115,086           719          84.17
Massachusetts ............................              42     7,400,351          1.93        176,199           717          69.02
Maryland .................................              59    10,843,857          2.83        183,794           714          74.86
Maine ....................................               6       806,170          0.21        134,362           696          74.98
Michigan .................................              90    13,199,750          3.44        146,664           696          77.56
Minnesota ................................              35     6,481,839          1.69        185,195           707          79.71
Missouri .................................              21     2,506,059          0.65        119,336           706          83.37
Mississippi ..............................               3       391,113          0.10        130,371           653          91.64
Montana ..................................               5       549,561          0.14        109,912           722          83.40
North Carolina ...........................              35     5,281,556          1.38        150,902           710          79.37
North Dakota .............................               1        56,620          0.01         56,620           638          85.00
Nebraska .................................               7     1,256,814          0.33        179,545           598          83.79
New Hampshire ............................               8     1,162,829          0.30        145,354           715          70.06
New Jersey ...............................              50    11,378,653          2.97        227,573           712          76.07
New Mexico ...............................              27     3,837,015          1.00        142,112           715          76.69
Nevada ...................................              29     5,460,615          1.42        188,297           725          75.01
New York .................................              55    11,552,618          3.01        210,048           713          74.58
Ohio .....................................              61     5,508,276          1.44         90,300           731          78.28
Oklahoma .................................              13     1,052,427          0.27         80,956           693          82.48
Oregon ...................................              63     9,411,134          2.45        149,383           726          73.22
Pennsylvania .............................              27     3,913,037          1.02        144,927           741          70.52
Rhode Island .............................               8     1,471,839          0.38        183,980           699          75.52
South Carolina ...........................              18     1,936,962          0.50        107,609           709          78.36
South Dakota .............................               1        55,196          0.01         55,196           694          75.00
Tennessee ................................              21     2,589,526          0.68        123,311           710          83.20
Texas ....................................             216    31,962,356          8.33        147,974           705          76.79
Utah .....................................              44     6,353,805          1.66        144,405           712          79.47
Virginia .................................              83    12,444,342          3.24        149,932           731          75.37
Vermont ..................................               4       694,015          0.18        173,504           746          65.37
Washington ...............................              96    15,760,734          4.11        164,174           735          74.82
Wisconsin ................................              17     2,134,964          0.56        125,586           724          74.74
Wyoming ..................................               4       388,925          0.10         97,231           742          81.15
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========

         No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Full Documentation .......................           1,041  $159,067,569         41.47%  $    152,803           718          76.89%
Reduced Documentation ....................           1,211   224,501,845         58.53        185,386           729          71.46
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========


         No more than 30.5% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                                           MORTGAGE RATES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
5.250 - 5.374 ............................               1  $    129,652          0.03%  $    129,652           693          95.00%
5.375 - 5.499 ............................               3       638,231          0.17        212,744           739          66.68
5.500 - 5.624 ............................              17     3,888,621          1.01        228,742           745          69.45
5.625 - 5.749 ............................              26     6,472,651          1.69        248,948           743          66.74
5.750 - 5.874 ............................              72    15,717,659          4.10        218,301           742          68.74
5.875 - 5.999 ............................             196    44,969,907         11.72        229,438           738          71.24
6.000 - 6.124 ............................             310    60,061,121         15.66        193,746           738          71.77
6.125 - 6.249 ............................             347    66,231,281         17.27        190,868           729          74.97
6.250 - 6.374 ............................             327    56,233,781         14.66        171,969           723          73.43
6.375 - 6.499 ............................             250    39,909,560         10.40        159,638           730          73.41
6.500 - 6.624 ............................             228    32,721,899          8.53        143,517           707          75.68
6.625 - 6.749 ............................             138    18,069,077          4.71        130,935           699          74.06
6.750 - 6.874 ............................             127    15,851,406          4.13        124,814           678          79.96
6.875 - 6.999 ............................             110    12,665,801          3.30        115,144           692          80.41
7.000 - 7.124 ............................              45     4,109,379          1.07         91,320           686          81.02
7.125 - 7.249 ............................              15     1,397,047          0.36         93,136           745          79.06
7.250 - 7.374 ............................              20     1,537,331          0.40         76,867           685          83.48
7.375 - 7.499 ............................               9     1,354,329          0.35        150,481           654          84.97
7.500 - 7.624 ............................               7     1,371,855          0.36        195,979           710          67.93
7.625 - 7.749 ............................               2       112,773          0.03         56,386           670          73.89
7.750 - 7.874 ............................               2       126,051          0.03         63,026           734          62.33
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.2230% per annum.


                                           NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
4.970 ....................................               1  $    129,652          0.03%  $    129,652           693          95.00%
5.095 ....................................               3       638,231          0.17        212,744           739          66.68
5.220 ....................................              17     3,888,621          1.01        228,742           745          69.45
5.345 ....................................              26     6,472,651          1.69        248,948           743          66.74
5.470 ....................................              72    15,717,659          4.10        218,301           742          68.74
5.595 ....................................             193    43,835,892         11.43        227,129           738          71.15
5.670 ....................................               2       977,716          0.25        488,858           723          74.80
5.710 ....................................               1       156,299          0.04        156,299           808          74.00
5.720 ....................................             307    59,824,754         15.60        194,869           739          71.74
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......             622  $131,641,476         34.32%  $    211,642           739          70.90%
                                              ============  ============   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.414500411%.

                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
100,000 or less ..........................             682  $ 48,529,680         12.65%  $     71,158           714          73.89%
100,001 to 200,000 .......................             939   130,188,136         33.94        138,646           723          74.75
200,001 to 300,000 .......................             328    77,393,854         20.18        235,957           725          73.75
300,001 to 400,000 .......................             147    50,413,132         13.14        342,946           733          71.90
400,001 to 500,000 .......................              87    37,240,691          9.71        428,054           731          74.46
500,001 to 600,000 .......................              47    25,567,769          6.67        543,995           718          73.27
600,001 to 700,000 .......................              19    11,879,247          3.10        625,224           735          68.76
700,001 to 800,000 .......................               2     1,382,169          0.36        691,084           708          68.44
900,001 to 1,000,000 .....................               1       974,735          0.25        974,735           733          67.00
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,252  $383,569,414        100.00%  $    170,324           724          73.71%
                                              ============  ============   ===========



                                       ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                              NUMBER OF                                      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL      PERCENT OF     PRINCIPAL    AVERAGE CREDIT
ORIGINAL LTV RATIO (%)                          LOANS          BALANCE      MORTGAGE LOANS   BALANCE        SCORE
------------------------------------------  --------------  --------------  -------------- ------------  --------------
00.01 - 50.00...........................              169      $ 26,710,452        6.96%      $ 158,050       761
50.01 - 55.00...........................               75        12,468,624        3.25         166,248       747
55.01 - 60.00...........................              100        18,072,732        4.71         180,727       744
60.01 - 65.00...........................              118        18,971,082        4.95         160,772       736
65.01 - 70.00...........................              231        43,824,480       11.43         189,716       735
70.01 - 75.00...........................              276        51,203,868       13.35         185,521       738
75.01 - 80.00...........................              837       155,378,910       40.51         185,638       718
80.01 - 85.00...........................               68         9,213,665        2.40         135,495       706
85.01 - 90.00...........................              270        32,975,680        8.60         122,132       691
90.01 - 95.00...........................              105        14,314,424        3.73         136,328       675
95.01 - 100.00..........................                3           435,496        0.11         145,165       765
                                            --------------   --------------  -------------   ------------  ------------
Total, Average or Weighted Average........          2,252      $383,569,414      100.00%      $ 170,324       724
                                            ==============   ==============  ============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.71%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

            PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                    FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ----     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      85       52       17       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      66       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      45       13        1        *        *
April 2026 .................................................      41       11        1        *        *
April 2027 .................................................      36        9        *        *        *
April 2028 .................................................      30        7        *        *        *
April 2029 .................................................      25        6        *        *        *
April 2030 .................................................      19        4        *        *        *
April 2031 .................................................      12        2        *        *        *
April 2032 .................................................       5        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.5     10.1      4.6      3.4      2.7

-------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $  134,204,440.69   $  256,636,536.33
Weighted average mortgage rate ...................       5.8924663761%             6.3950%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                358                 359
Weighted average remaining term
to maturity (months) .............................                333                 333

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE        0%       6%       18%        24%      30%
------------------------------   ------   ------   ------    -------   -------
$2,206,585....................    2.2%     4.2%     10.0%      13.5%    17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                                              EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039

Foreclosures Pending .........          273        32,685           446        55,203           602        81,640

Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
Percent of Loan
Portfolio ....................        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%


                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                     ------------------------     ------------------------    ------------------------
                                          BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                        NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                        LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                     ----------  ------------     ----------  ------------    ----------  ------------
                                        (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                            THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........          99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................           2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................             488        63,986           526        70,816           409        51,071
90 days or more(2) ...........             644        84,033           696        94,223           555        70,963

Foreclosures Pending .........             769       102,671           787       103,707           747        88,396

Total Delinquent Loans .......           4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
Percent of Loan
Portfolio ....................           4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

-------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231

Foreclosures Pending .........           80        12,263           113        19,378           198        34,074

Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
Percent of Loan
Portfolio ....................        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                     AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------     ------------------------    ------------------------
                                        BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------     ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........        45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................           893       131,270           934       142,682           946       161,218
60 to 89 days ................           216        33,636           216        35,031           186        26,348
90 days or more(2) ...........           206        37,139           258        43,618           225        34,430

Foreclosures Pending .........           251        41,335           279        44,333           268        42,461

Total Delinquent Loans .......         1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
Percent of Loan
Portfolio ....................         3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

-------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HEH8   111,963,274.00  68,742,582.60     4.000000  %  2,801,199.91
A-2     76110HEJ4   100,000,000.00  61,397,438.77     2.500000  %  2,501,891.75
A-3     76110HEK1     1,664,717.00           0.00     4.000000  %          0.00
A-4     76110HEL9    50,000,000.00  31,720,812.98     4.000000  %  1,292,595.29
A-5     76110HEM7   175,649,086.00 107,844,040.03     2.917500  %  4,394,549.99
A-6     76110HEN5             0.00           0.00     5.082500  %          0.00
A-7     76110HEP0     9,750,000.00           0.00     5.250000  %          0.00
A-8     76110HEQ8     3,429,000.00   3,429,000.00     5.250000  %          0.00
A-9     76110HER6    92,342,923.00  59,598,513.24     2.987500  %  2,007,322.68
A-10    76110HES4             0.00           0.00     5.512500  %          0.00
A-11    76110HET2    31,175,692.00  31,175,692.00     5.250000  %          0.00
A-12    76110HEU9    20,028,000.00  20,028,000.00     5.250000  %          0.00
A-13    76110HEV7     2,226,308.00   2,226,308.00     5.250000  %          0.00
A-14    76110HEW5     2,000,000.00   1,227,948.78     3.500000  %     50,037.84
A-P     76110HEX3     4,352,020.52   3,369,527.83     0.000000  %     80,570.89
A-V     76110HEY1             0.00           0.00     0.211443  %          0.00
R-I     76110HEZ8           100.00           0.00     5.750000  %          0.00
R-II    76110HFA2           100.00           0.00     5.750000  %          0.00
M-1     76110HFB0    15,273,700.00  14,937,702.89     5.750000  %     18,258.59
M-2     76110HFC8     6,045,900.00   5,912,899.82     5.750000  %      7,227.44
M-3     76110HFG9     4,454,900.00   4,356,899.29     5.750000  %      5,325.51
B-1     76110HFD6     1,909,300.00   1,867,298.44     5.750000  %      2,282.43
B-2     76110HFE4     2,227,500.00   2,178,498.54     5.750000  %      2,662.81
B-3     76110HFF1     1,909,335.23   1,867,332.89     5.750000  %      2,282.47

-------------------------------------------------------------------------------
                  636,401,855.75   421,880,496.10                 13,166,207.60
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       229,133.43  3,030,333.34            0.00       0.00     65,941,382.69
A-2       127,906.58  2,629,798.33            0.00       0.00     58,895,547.02
A-3             0.00          0.00            0.00       0.00              0.00
A-4       105,732.12  1,398,327.41            0.00       0.00     30,428,217.69
A-5       262,186.08  4,656,736.07            0.00       0.00    103,449,490.04
A-6       456,747.48    456,747.48            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8        15,001.32     15,001.32            0.00       0.00      3,429,000.00
A-9       148,369.95  2,155,692.63            0.00       0.00     57,591,190.56
A-10      273,770.50    273,770.50            0.00       0.00              0.00
A-11      136,388.59    136,388.59            0.00       0.00     31,175,692.00
A-12       87,619.24     87,619.24            0.00       0.00     20,028,000.00
A-13        9,739.74      9,739.74            0.00       0.00      2,226,308.00
A-14        3,581.38     53,619.22            0.00       0.00      1,177,910.94
A-P             0.00     80,570.89            0.00       0.00      3,288,956.94
A-V        74,333.62     74,333.62            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        71,573.83     89,832.42            0.00       0.00     14,919,444.30
M-2        28,331.59     35,559.03            0.00       0.00      5,905,672.38
M-3        20,876.03     26,201.54            0.00       0.00      4,351,573.78
B-1         8,947.14     11,229.57            0.00       0.00      1,865,016.01
B-2        10,438.25     13,101.06            0.00       0.00      2,175,835.73
B-3         8,947.30     11,229.77            0.00       0.00      1,865,050.42

-------------------------------------------------------------------------------
        2,079,624.17 15,245,831.77            0.00       0.00    408,714,288.50
===============================================================================

































Run:        04/26/05     10:05:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     613.974388   25.018917     2.046505    27.065422   0.000000  588.955470
A-2     613.974388   25.018918     1.279066    26.297984   0.000000  588.955470
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     634.416260   25.851906     2.114642    27.966548   0.000000  608.564354
A-5     613.974388   25.018917     1.492670    26.511587   0.000000  588.955470
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.374838     4.374838   0.000000 1000.000000
A-9     645.404231   21.737699     1.606728    23.344427   0.000000  623.666532
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.374838     4.374838   0.000000 1000.000000
A-12   1000.000000    0.000000     4.374837     4.374837   0.000000 1000.000000
A-13   1000.000000    0.000000     4.374839     4.374839   0.000000 1000.000000
A-14    613.974385   25.018915     1.790690    26.809605   0.000000  588.955470
A-P     774.244474   18.513447     0.000000    18.513447   0.000000  755.731027
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.001590    1.195427     4.686083     5.881510   0.000000  976.806164
M-2     978.001590    1.195427     4.686083     5.881510   0.000000  976.806164
M-3     978.001591    1.195428     4.686083     5.881511   0.000000  976.806164
B-1     978.001591    1.195428     4.686084     5.881512   0.000000  976.806164
B-2     978.001589    1.195425     4.686083     5.881508   0.000000  976.806164
B-3     978.001590    1.195427     4.686081     5.881508   0.000000  976.806163

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11 (POOL #  4709)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4709
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       87,741.03
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,762.01

SUBSERVICER ADVANCES THIS MONTH                                       69,138.20
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    51   7,727,310.96

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,021,286.10

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,275,780.24


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        490,270.66

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     408,714,288.51

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,380

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   12,650,606.73

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       57,434.67

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.56396300 %     6.02314000 %    1.40161250 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.33333700 %     6.15997316 %    1.45671760 %

      BANKRUPTCY AMOUNT AVAILABLE                         219,388.00
      FRAUD AMOUNT AVAILABLE                           19,092,056.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,364,019.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.22830451
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              335.70

POOL TRADING FACTOR:                                                64.22267390

Run:        04/26/05     11:15:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HEH8   111,963,274.00  65,941,382.69     4.000000  %  1,342,596.47
A-2     76110HEJ4   100,000,000.00  58,895,547.02     2.500000  %  1,199,140.05
A-3     76110HEK1     1,664,717.00           0.00     4.000000  %          0.00
A-4     76110HEL9    50,000,000.00  30,428,217.69     4.000000  %    619,532.31
A-5     76110HEM7   175,649,086.00 103,449,490.04     3.030000  %  2,106,278.54
A-6     76110HEN5             0.00           0.00     4.970000  %          0.00
A-7     76110HEP0     9,750,000.00           0.00     5.250000  %          0.00
A-8     76110HEQ8     3,429,000.00   3,429,000.00     5.250000  %          0.00
A-9     76110HER6    92,342,923.00  57,591,190.56     3.100000  %    962,096.40
A-10    76110HES4             0.00           0.00     5.400000  %          0.00
A-11    76110HET2    31,175,692.00  31,175,692.00     5.250000  %          0.00
A-12    76110HEU9    20,028,000.00  20,028,000.00     5.250000  %          0.00
A-13    76110HEV7     2,226,308.00   2,226,308.00     5.250000  %          0.00
A-14    76110HEW5     2,000,000.00   1,177,910.94     3.500000  %     23,982.80
A-P     76110HEX3     4,352,020.52   3,288,956.94     0.000000  %     20,999.63
A-V     76110HEY1             0.00           0.00     0.211677  %          0.00
R-I     76110HEZ8           100.00           0.00     5.750000  %          0.00
R-II    76110HFA2           100.00           0.00     5.750000  %          0.00
M-1     76110HFB0    15,273,700.00  14,919,444.30     5.750000  %     17,099.98
M-2     76110HFC8     6,045,900.00   5,905,672.38     5.750000  %      6,768.81
M-3     76110HFG9     4,454,900.00   4,351,573.78     5.750000  %      4,987.58
B-1     76110HFD6     1,909,300.00   1,865,016.01     5.750000  %      2,137.60
B-2     76110HFE4     2,227,500.00   2,175,835.73     5.750000  %      2,493.84
B-3     76110HFF1     1,909,335.23   1,865,050.42     5.750000  %      2,137.63

-------------------------------------------------------------------------------
                  636,401,855.75   408,714,288.50                  6,310,251.64
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       219,796.20  1,562,392.67            0.00       0.00     64,598,786.22
A-2       122,694.36  1,321,834.41            0.00       0.00     57,696,406.97
A-3             0.00          0.00            0.00       0.00              0.00
A-4       101,423.51    720,955.82            0.00       0.00     29,808,685.38
A-5       261,199.97  2,367,478.51            0.00       0.00    101,343,211.50
A-6       428,436.91    428,436.91            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8        15,001.30     15,001.30            0.00       0.00      3,429,000.00
A-9       148,771.55  1,110,867.95            0.00       0.00     56,629,094.16
A-10      259,150.44    259,150.44            0.00       0.00              0.00
A-11      136,388.43    136,388.43            0.00       0.00     31,175,692.00
A-12       87,619.15     87,619.15            0.00       0.00     20,028,000.00
A-13        9,739.72      9,739.72            0.00       0.00      2,226,308.00
A-14        3,435.44     27,418.24            0.00       0.00      1,153,928.14
A-P             0.00     20,999.63            0.00       0.00      3,267,957.31
A-V        72,093.35     72,093.35            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        71,486.27     88,586.25            0.00       0.00     14,902,344.32
M-2        28,296.93     35,065.74            0.00       0.00      5,898,903.57
M-3        20,850.49     25,838.07            0.00       0.00      4,346,586.20
B-1         8,936.19     11,073.79            0.00       0.00      1,862,878.41
B-2        10,425.48     12,919.32            0.00       0.00      2,173,341.89
B-3         8,936.36     11,073.99            0.00       0.00      1,845,194.17

-------------------------------------------------------------------------------
        2,014,682.05  8,324,933.69            0.00       0.00    402,386,318.24
===============================================================================

































Run:        04/26/05     11:15:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     588.955470   11.991401     1.963110    13.954511   0.000000  576.964070
A-2     588.955470   11.991401     1.226944    13.218345   0.000000  576.964070
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     608.564354   12.390646     2.028470    14.419116   0.000000  596.173708
A-5     588.955470   11.991401     1.487056    13.478457   0.000000  576.964070
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.374832     4.374832   0.000000 1000.000000
A-9     623.666532   10.418735     1.611077    12.029812   0.000000  613.247798
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.374832     4.374832   0.000000 1000.000000
A-12   1000.000000    0.000000     4.374833     4.374833   0.000000 1000.000000
A-13   1000.000000    0.000000     4.374830     4.374830   0.000000 1000.000000
A-14    588.955470   11.991400     1.717720    13.709120   0.000000  576.964070
A-P     755.731027    4.825260     0.000000     4.825260   0.000000  750.905767
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.806164    1.119570     4.680351     5.799921   0.000000  975.686593
M-2     976.806164    1.119570     4.680350     5.799920   0.000000  975.686593
M-3     976.806163    1.119569     4.680350     5.799919   0.000000  975.686593
B-1     976.806166    1.119573     4.680349     5.799922   0.000000  975.686593
B-2     976.806162    1.119569     4.680350     5.799919   0.000000  975.686593
B-3     976.806161    1.119568     4.680351     5.799919   0.000000  966.406599

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11 (POOL #  4709)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4709
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       84,928.17
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,463.77

SUBSERVICER ADVANCES THIS MONTH                                       62,424.30
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    43   7,147,648.39

 (B)  TWO MONTHLY PAYMENTS:                                    6     906,384.42

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9   1,349,971.18


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        649,524.03

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     402,386,318.24

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,344

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,635,170.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.33333700 %     6.20994500 %    1.44499530 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.22555200 %     6.24967425 %    1.47360160 %

      BANKRUPTCY AMOUNT AVAILABLE                         219,388.00
      FRAUD AMOUNT AVAILABLE                           19,092,056.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,364,019.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.22658521
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.40

POOL TRADING FACTOR:                                                63.22833829

Run:        04/07/05     11:35:28                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HEH8   111,963,274.00  64,598,786.22     4.000000  %  2,449,619.35
A-2     76110HEJ4   100,000,000.00  57,696,406.97     2.500000  %  2,187,877.57
A-3     76110HEK1     1,664,717.00           0.00     4.000000  %          0.00
A-4     76110HEL9    50,000,000.00  29,808,685.38     4.000000  %  1,130,360.75
A-5     76110HEM7   175,649,086.00 101,343,211.50     3.150000  %  3,842,986.95
A-6     76110HEN5             0.00           0.00     4.850000  %          0.00
A-7     76110HEP0     9,750,000.00           0.00     5.250000  %          0.00
A-8     76110HEQ8     3,429,000.00   3,429,000.00     5.250000  %          0.00
A-9     76110HER6    92,342,923.00  56,629,094.16     3.220000  %  1,755,382.21
A-10    76110HES4             0.00           0.00     5.280000  %          0.00
A-11    76110HET2    31,175,692.00  31,175,692.00     5.250000  %          0.00
A-12    76110HEU9    20,028,000.00  20,028,000.00     5.250000  %          0.00
A-13    76110HEV7     2,226,308.00   2,226,308.00     5.250000  %          0.00
A-14    76110HEW5     2,000,000.00   1,153,928.14     3.500000  %     43,757.55
A-P     76110HEX3     4,352,020.52   3,267,957.31     0.000000  %     57,935.90
A-V     76110HEY1             0.00           0.00     0.210477  %          0.00
R-I     76110HEZ8           100.00           0.00     5.750000  %          0.00
R-II    76110HFA2           100.00           0.00     5.750000  %          0.00
M-1     76110HFB0    15,273,700.00  14,902,344.32     5.750000  %     39,384.09
M-2     76110HFC8     6,045,900.00   5,898,903.57     5.750000  %     15,589.69
M-3     76110HFG9     4,454,900.00   4,346,586.20     5.750000  %     11,487.20
B-1     76110HFD6     1,909,300.00   1,862,878.41     5.750000  %      4,923.23
B-2     76110HFE4     2,227,500.00   2,173,341.89     5.750000  %      5,743.74
B-3     76110HFF1     1,909,335.23   1,845,194.17     5.750000  %      4,876.50

-------------------------------------------------------------------------------
                  636,401,855.75   402,386,318.24                 11,549,924.73
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       215,320.94  2,664,940.29            0.00       0.00     62,149,166.87
A-2       120,196.19  2,308,073.76            0.00       0.00     55,508,529.40
A-3             0.00          0.00            0.00       0.00              0.00
A-4        99,358.43  1,229,719.18            0.00       0.00     28,678,324.63
A-5       266,015.61  4,109,002.56            0.00       0.00     97,500,224.55
A-6       409,579.60    409,579.60            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8        15,001.29     15,001.29            0.00       0.00      3,429,000.00
A-9       151,948.84  1,907,331.05            0.00       0.00     54,873,711.95
A-10      249,158.35    249,158.35            0.00       0.00              0.00
A-11      136,388.36    136,388.36            0.00       0.00     31,175,692.00
A-12       87,619.10     87,619.10            0.00       0.00     20,028,000.00
A-13        9,739.72      9,739.72            0.00       0.00      2,226,308.00
A-14        3,365.49     47,123.04            0.00       0.00      1,110,170.59
A-P             0.00     57,935.90            0.00       0.00      3,210,021.41
A-V        70,574.85     70,574.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        71,404.30    110,788.39            0.00       0.00     14,862,960.23
M-2        28,264.48     43,854.17            0.00       0.00      5,883,313.88
M-3        20,826.58     32,313.78            0.00       0.00      4,335,099.00
B-1         8,925.95     13,849.18            0.00       0.00      1,857,955.18
B-2        10,413.53     16,157.27            0.00       0.00      2,167,598.15
B-3         8,841.21     13,717.71            0.00       0.00      1,844,901.18

-------------------------------------------------------------------------------
        1,982,942.82 13,532,867.55            0.00       0.00    390,840,977.02
===============================================================================

































Run:        04/07/05     11:35:28
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     576.964070   21.878776     1.923139    23.801915   0.000000  555.085294
A-2     576.964070   21.878776     1.201962    23.080738   0.000000  555.085294
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     596.173708   22.607215     1.987169    24.594384   0.000000  573.566493
A-5     576.964070   21.878776     1.514472    23.393248   0.000000  555.085294
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.374829     4.374829   0.000000 1000.000000
A-9     613.247798   19.009385     1.645484    20.654869   0.000000  594.238412
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.374830     4.374830   0.000000 1000.000000
A-12   1000.000000    0.000000     4.374830     4.374830   0.000000 1000.000000
A-13   1000.000000    0.000000     4.374830     4.374830   0.000000 1000.000000
A-14    576.964069   21.878775     1.682745    23.561520   0.000000  555.085294
A-P     750.905767   13.312414     0.000000    13.312414   0.000000  737.593353
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.686593    2.578556     4.674984     7.253540   0.000000  973.108038
M-2     975.686593    2.578556     4.674983     7.253539   0.000000  973.108038
M-3     975.686594    2.578556     4.674983     7.253539   0.000000  973.108038
B-1     975.686595    2.578558     4.674986     7.253544   0.000000  973.108038
B-2     975.686592    2.578554     4.674985     7.253539   0.000000  973.108038
B-3     968.807178    2.554030     4.630517     7.184547   0.000000  966.253147

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:28                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11 (POOL #  4709)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4709
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       83,641.61
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,615.72

SUBSERVICER ADVANCES THIS MONTH                                       73,829.56
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    46   8,038,782.22

 (B)  TWO MONTHLY PAYMENTS:                                   11   2,021,485.40

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     856,535.73


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        451,974.71

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     390,840,977.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,288

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,545,542.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      554,295.67

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.22555200 %     6.30084600 %    1.46163380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.01513000 %     6.41728339 %    1.51444420 %

      BANKRUPTCY AMOUNT AVAILABLE                         219,388.00
      FRAUD AMOUNT AVAILABLE                           19,092,056.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,364,019.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.22244074
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              333.30

POOL TRADING FACTOR:                                                61.41417934

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HEH8   111,963,274.00  62,149,166.87     4.000000  %  2,358,075.31
A-2     76110HEJ4   100,000,000.00  55,508,529.40     2.500000  %  2,106,115.00
A-3     76110HEK1     1,664,717.00           0.00     4.000000  %          0.00
A-4     76110HEL9    50,000,000.00  28,678,324.63     4.000000  %  1,088,118.36
A-5     76110HEM7   175,649,086.00  97,500,224.55     3.350000  %  3,699,371.76
A-6     76110HEN5             0.00           0.00     4.650000  %          0.00
A-7     76110HEP0     9,750,000.00           0.00     5.250000  %          0.00
A-8     76110HEQ8     3,429,000.00   3,429,000.00     5.250000  %          0.00
A-9     76110HER6    92,342,923.00  54,873,711.95     3.420000  %  1,689,782.31
A-10    76110HES4             0.00           0.00     5.080000  %          0.00
A-11    76110HET2    31,175,692.00  31,175,692.00     5.250000  %          0.00
A-12    76110HEU9    20,028,000.00  20,028,000.00     5.250000  %          0.00
A-13    76110HEV7     2,226,308.00   2,226,308.00     5.250000  %          0.00
A-14    76110HEW5     2,000,000.00   1,110,170.59     3.500000  %     42,122.30
A-P     76110HEX3     4,352,020.52   3,210,021.41     0.000000  %     56,384.84
A-V     76110HEY1             0.00           0.00     0.207070  %          0.00
R-I     76110HEZ8           100.00           0.00     5.750000  %          0.00
R-II    76110HFA2           100.00           0.00     5.750000  %          0.00
M-1     76110HFB0    15,273,700.00  14,862,960.23     5.750000  %     21,554.20
M-2     76110HFC8     6,045,900.00   5,883,313.88     5.750000  %      8,531.95
M-3     76110HFG9     4,454,900.00   4,335,099.00     5.750000  %      6,286.75
B-1     76110HFD6     1,909,300.00   1,857,955.18     5.750000  %      2,694.40
B-2     76110HFE4     2,227,500.00   2,167,598.15     5.750000  %      3,143.44
B-3     76110HFF1     1,909,335.23   1,844,901.18     5.750000  %      2,675.47

-------------------------------------------------------------------------------
                  636,401,855.75   390,840,977.02                 11,084,856.09
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       207,155.63  2,565,230.94            0.00       0.00     59,791,091.56
A-2       115,638.16  2,221,753.16            0.00       0.00     53,402,414.40
A-3             0.00          0.00            0.00       0.00              0.00
A-4        95,590.60  1,183,708.96            0.00       0.00     27,590,206.27
A-5       272,177.28  3,971,549.04            0.00       0.00     93,800,852.79
A-6       377,798.31    377,798.31            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8        15,001.28     15,001.28            0.00       0.00      3,429,000.00
A-9       156,383.84  1,846,166.15            0.00       0.00     53,183,929.64
A-10      232,289.45    232,289.45            0.00       0.00              0.00
A-11      136,388.22    136,388.22            0.00       0.00     31,175,692.00
A-12       87,619.01     87,619.01            0.00       0.00     20,028,000.00
A-13        9,739.71      9,739.71            0.00       0.00      2,226,308.00
A-14        3,237.87     45,360.17            0.00       0.00      1,068,048.29
A-P             0.00     56,384.84            0.00       0.00      3,153,636.57
A-V        67,440.31     67,440.31            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        71,215.51     92,769.71            0.00       0.00     14,841,406.03
M-2        28,189.76     36,721.71            0.00       0.00      5,874,781.93
M-3        20,771.52     27,058.27            0.00       0.00      4,328,812.25
B-1         8,902.35     11,596.75            0.00       0.00      1,855,260.78
B-2        10,385.99     13,529.43            0.00       0.00      2,164,454.71
B-3         8,839.80     11,515.27            0.00       0.00      1,853,121.04

-------------------------------------------------------------------------------
        1,924,764.60 13,009,620.69            0.00       0.00    379,767,016.26
===============================================================================

































Run:        04/25/05     12:25:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11(POOL # 4709) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4709
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     555.085294   21.061150     1.850211    22.911361   0.000000  534.024144
A-2     555.085294   21.061150     1.156382    22.217532   0.000000  534.024144
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     573.566493   21.762367     1.911812    23.674179   0.000000  551.804125
A-5     555.085294   21.061150     1.549551    22.610701   0.000000  534.024144
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.374826     4.374826   0.000000 1000.000000
A-9     594.238412   18.298991     1.693512    19.992503   0.000000  575.939421
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.374826     4.374826   0.000000 1000.000000
A-12   1000.000000    0.000000     4.374826     4.374826   0.000000 1000.000000
A-13   1000.000000    0.000000     4.374826     4.374826   0.000000 1000.000000
A-14    555.085294   21.061150     1.618935    22.680085   0.000000  534.024144
A-P     737.593353   12.956014     0.000000    12.956014   0.000000  724.637338
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     973.108037    1.411197     4.662623     6.073820   0.000000  971.696840
M-2     973.108038    1.411198     4.662624     6.073822   0.000000  971.696840
M-3     973.108037    1.411197     4.662623     6.073820   0.000000  971.696840
B-1     973.108038    1.411198     4.662625     6.073823   0.000000  971.696840
B-2     973.108037    1.411196     4.662622     6.073818   0.000000  971.696840
B-3     971.959496    1.401257     4.629779     6.031036   0.000000  970.558238

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS11 (POOL #  4709)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4709
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       81,240.33
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,622.72

SUBSERVICER ADVANCES THIS MONTH                                       61,305.61
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    31   4,903,038.38

 (B)  TWO MONTHLY PAYMENTS:                                    8   2,727,088.98

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         13   1,778,308.74


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        419,490.18

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     379,767,016.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,234

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,637,605.09

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.01513000 %     6.47042500 %    1.50200590 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.79056300 %     6.59483292 %    1.55938070 %

      BANKRUPTCY AMOUNT AVAILABLE                         219,388.00
      FRAUD AMOUNT AVAILABLE                           19,092,056.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,364,019.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.22241641
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.10

POOL TRADING FACTOR:                                                59.67409001